Exhibit 99.5

AMP SENSORS DIVISION OF
AMP INCORPORATED

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1997 AND 1996
TOGETHER WITH AUDITORS' REPORT


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Management of
AMP Incorporated:

We have audited the accompanying statements of net assets of the AMP Sensors Division of AMP Incorporated (the "Division") as of December 31, 1997 and 1996, and the related statements of revenues and expenses for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2, the accompanying financial statements were prepared to present the net assets and the revenues and expenses of the Division, which does not have a separate legal status or existence, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of the Division.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Division as of December 31, 1997 and 1996, and the revenues and expenses for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.


Philadelphia, Pa.,
October 9, 1998


AMP SENSORS DIVISION
OF AMP INCORPORATED

STATEMENTS OF NET ASSETS
(in thousands)

December 31
                             ---------------      June 30
                              1997	    1996	  1998
                                                (unaudited)
ASSETS:
  Accounts receivable
     --trade,
     net of allowance for
     doubtful accounts of
     $17, $64 and $102 in
     1998, 1997 and 1996,
     respectively            $1,207    $1,358     $  824
  Accounts receivable
     --intercompany             100       145        144
  Inventories                   964     1,530        985
  Prepaid assets                 84       102         88
                              -----     -----      -----
     Total current assets     2,355     3,135      2,041
                              -----     -----      -----
  Property and equipment,
    net                       3,435     4,216      2,854
                              -----     -----      -----
     Total assets             5,790     7,351      4,895
                              -----     -----      -----

LIABILITIES:
  Accounts payable
     --trade                    216       205         88
  Accrued employee
     benefit liabilities        618       650        426
  Other current
     accrued liabilities      1,255       975        279
                              -----     -----      -----
     Total current
     liabilities              2,089     1,830        793
                              -----     -----      -----
  Noncurrent liabilities         56     1,075         21
                              -----     -----      -----
  Total liabilities           2,145     2,905        814
                              -----     -----      -----

NET ASSETS                   $3,645    $4,446     $4,081
                              -----     -----      -----



The accompanying notes are an integral part of these financial statements.



AMP SENSORS DIVISION

OF AMP INCORPORATED


STATEMENTS OF REVENUES AND EXPENSES

(in thousands)

                              For the Year Ended   For the Six Months
                               December 31             Ended June 30
                                                       (unaudited)
                            ------------------     ------------------
                            1997        1996        1998        1997
                            ------     -------     -------    -------
NET SALES                   $7,793     $5,823      $3,317     $4,253

COSTS AND EXPENSES:
  Cost of goods sold         6,089      6,787       2,622      3,315
  Selling, general
    and administrative       7,165      8,600       2,518      3,798
  Restructuring and
    one-time charges
    (Note 4)                   -        2,285          -          -
                            ------     ------      -------    ------
          Total costs
          and expenses      13,254     17,672       5,140      7,113
                            ------     ------      -------    ------
  Excess of expenses
  over revenues           $(5,461)   $(11,849)    $(1,823)   $(2,860)
                            ------     ------      -------    ------




The accompanying notes are an integral part of these financial statements.

AMP SENSORS DIVISION
OF AMP INCORPORATED


NOTES TO FINANCIAL STATEMENTS
(amounts in thousands, except as noted)


1. ORGANIZATION AND NATURE OF BUSINESS:

The AMP Sensors Division (the "Division") of AMP Incorporated is engaged in the development, manufacture, marketing and sale of piezoelectric polymer films and sensor components. The Division sells primarily to the power and utility, commercial, and medical industries. Financial instruments, for which the Division is subject to credit risk, consist principally of trade receivables. The Division has mitigated this risk by selling primarily to well-established companies, performing ongoing credit evaluations and making frequent contact with customers.

2. BASIS OF PRESENTATION:

The accompanying financial statements present, on a historical cost basis, the statements of net assets and the statements of revenues and expenses of the Division. The Division was part of the Circuits and Packaging Group of AMP Incorporated through December 31, 1997, and subsequent to December 31, 1997 is part of the Printed Wiring Board Global Business Unit, and does not have a separate legal status or existence. The Division's results of operations have historically been commingled with the Consumer and Industrial Business Unit. These statements are presented as if the Division had existed as a separate entity during the periods presented. The accompanying financial statements are not intended to be a complete presentation of the assets, liabilities or the results of operations of the Division on a stand-alone basis.

On August 14, 1998, AMP Incorporated entered into an Asset Purchase Agreement with Measurement Specialties, Inc. ("MSI") to sell certain assets and liabilities of the Division to MSI. The purchase price of $3.8 million is subject to adjustment after closing on a dollar-for-dollar basis to the extent that the actual net book value of the Division at closing is not equal to the estimates used to determine the purchase price.

The Division has incurred significant losses from operations in 1997 and 1996. The working capital required to sustain the operations of the Division was provided by AMP Incorporated through the date of the purchase. In the second half of 1996, the Business was restructured (see Note 4).


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Inventories

Inventories, consisting of material, labor and overhead, are stated at the lower of first-in, first-out ("FIFO") cost or market.

Inventories consist of the following:
                                       December 31
                                   ---------------------      June 30,
                                     1997	     1996            1998
                                    ------    ------          -------
Raw materials and finished goods     $757     $1,087           $824
Work-in-process                       207        443            161
                                    ------    ------          -------
                                     $964     $1,530           $985
                                    ------    ------          -------


Property, Plant and Equipment and Depreciation

Property, plant and equipment is stated at cost. Depreciation is computed by applying principally the straight-line method to individual items. Depreciation rate ranges are substantially as follows:

Property, Plant and Equipment and Depreciation
Leasehold improvements                      Life of lease
Machinery and equipment                     10% to 33-1/3%
Machines and tools with customers           20% to 33-1/3%
Information systems assets                  20% to 33-1/3%

Maintenance and repairs are charged to expense as incurred. Major repairs and improvements which extend the lives of the related assets are capitalized and depreciated at applicable straight
-line rates.

The cost and accumulated depreciation of items of plant and equipment retired, or otherwise disposed of, are removed from the related accounts, and any residual values are charged or credited to operating income.


Property and equipment consist of the following:

                                    December 31
                                 -----------------------	June 30,
                                    1997     1996	        1998
Leasehold improvements            $ 1,758  $   19          $  1,424
Machinery and equipment             4,651   4,345             4,681
Furniture, fixtures and computer
	equipment                     720     612               618
Construction-in-progress               89   1,974                74
                                  -------  ------            ------
                                    7,218   6,950             6,797
Less- Accumulated depreciation     (3,783) (2,734)           (3,943)
                                  -------  ------            ------
Property and equipment, net       $ 3,435  $4,216           $ 2,854
                                  -------  ------            ------


Long-Lived Assets

In 1996, AMP Incorporated adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of.
" SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. The impact of the adoption of this statement was not material to the financial results of the Division.

Revenue Recognition

The Company recognizes revenues at the time the product is shipped to the customer.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



4. RESTRUCTURING AND ONE-TIME (CREDITS)/CHARGES:

In the fourth quarter of 1996, AMP Incorporated performed a review of product lines, manufacturing operations and other activities to rationalize their existence based on performance trends. As a result of this review, the decision was made to exit various product lines, manufacturing operations and investments that were not performing or expected to perform at levels which enhance shareholder value.
The impact of the restructuring program at the Division consisted of the following: the write-off of certain intangible assets totaling $817, the write-off of property, plant and equipment totaling $1,390, and severance of $78, all of which were reflected as restructuring and one-time charges in the accompanying 1996 statement of revenues and expenses. The severance payments were made in 1997.

5. SELECTED CASH FLOW INFORMATION:
                                       December 31
                                    -------------------       June 30,
                                      1997      1996             1998
                                    -------    ------         -------
(Reversal)/provision for bad debts  $  (38)    $ 49            $ (48)
(Reversal)/provision for excess
     and obsolete inventory           (194)      25               49
Capital expenditures                   128    1,041               26
Depreciation and amortization        1,045    1,151              532
Restructuring and one-time charges      -     2,285               -


As a division of AMP Incorporated, the Division's cash receipts and disbursements are made by AMP Incorporated. Changes in working capital, property, plant and equipment, liabilities, together with the excess of expenses over revenues are reflected in net assets.

6. TRANSACTIONS WITH AFFILIATES:

AMP Incorporated performs certain services, including those related to finance and accounting, information systems and administration on behalf of the Division. AMP Incorporated allocates charges to the Division for services performed, based primarily upon the relationship of the Division's sales to AMP Incorporated's sales. Management believes that the amount allocated reasonably approximates the cost of these services. For the six months and years ended June 30, 1998, December 31, 1997 and 1996, such charges totaled approximately $326, $600 and $389, respectively.

The Division sells certain products to other AMP Incorporated businesses and divisions. Revenues recorded for these sales approximated $297, $520 and $360 for the six months and years ended June 30, 1998, December 31, 1997 and 1996, respectively. The selling price associated with these revenues approximates the selling price charged to unaffiliated customers.


7. RESEARCH AND DEVELOPMENT:

Research and development expenditures for the creation and application of new products and processes for the six months and years ended June 30, 1998, December 31, 1997 and 1996 were $515, $2,735 and $3,238, respectively, and is included in selling, general and administrative expenses in the accompanying Statements of Revenues and Expenses.

8. UNAUDITED INTERIM INFORMATION:

The unaudited interim information included herein has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.
The information furnished reflects all adjustments (consisting of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results for the interim periods. These results are not necessarily indicative of the entire year's results.